UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2020 (October 14, 2020)

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 881-7567

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering by Array Technologies, Inc. (the “Company”) of its common stock, par value $0.001 per share (the “Common Stock”), described in the Registration Statement on Form S-1 (File No. 333-248969), as amended (the “Registration Statement”), the Registration Rights Agreement dated October 19, 2020, by and among the Company and certain holders identified therein (the “Registration Rights Agreement”) was entered into.

The Registration Rights Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The terms of the agreement is substantially the same as the terms described in the Registration Statement.

In addition, as described in Item 2.03 below, on October 14, 2020, the Company entered into a new senior credit facility with Goldman Sachs Bank USA, as administrative agent and collateral agent, and certain other lenders from time to time party thereto. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2020, the Company entered into a new senior credit facility with Goldman Sachs Bank USA, as administrative agent and collateral agent, and certain other lenders from time to time party thereto (the “New Senior Credit Facility”). The New Senior Credit Facility provides for (i) a $575 million senior secured seven-year term loan facility (the “New Term Loan Facility”) and (ii) a $150 million senior secured five-year revolving credit facility (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Credit Facility”). The New Senior Credit Facility provides us the right to request incremental term loan and incremental revolving commitments, subject to customary conditions.

The proceeds of the New Senior Credit Facility were used to (i) make certain distributions from Array Tech, Inc. to certain of our direct or indirect equity holders in an aggregate amount not to exceed $575.0 million drawn from our New Term Loan Facility plus amounts funded from cash on the balance sheet, (ii) pay any transaction expenses related thereto, (iii) repay and terminate all outstanding commitments under our five-year senior secured ABL credit facility with Wells Fargo Bank, National Association and (iv) finance working capital and general corporate purposes.

The indicative interest rates applicable to the loans under the New Term Loan Facility equals, at our option, either, (i) in the case of ABR borrowings, the highest of (a) the Federal Funds Rate as of such day plus 50 basis points, (b) the prime rate and (c) the adjusted LIBOR rate as of such day for a deposit in U.S. dollars with a maturity of one month plus 100 basis points, provided that in no event shall the ABR be less than 150 basis points, plus, in each case, the applicable margin of 300 basis points per annum; or (ii) in the case of Eurocurrency borrowings, the greater of (a) the London interbank offered rate for the relevant currency, adjusted for statutory reserve requirements, and (b) 100 basis points, plus, in each case, the applicable margin of 400 basis points per annum.

The indicative interest rates applicable to the loans under the New Revolving Credit Facility equals, at our option, either, (i) in the case of ABR borrowings, the highest of (a) the Federal Funds Rate as of such day plus 50 basis points, (b) the prime rate and (c) the adjusted LIBOR rate as of such day for a deposit in U.S. dollars with a maturity of one month plus 100 basis points, provided that in no event shall the ABR be less than 150 basis points, plus, in each case, the applicable margin of 225 basis points per annum; or (ii) in the case of Eurocurrency borrowings, the greater of (a) the London interbank offered rate for the relevant currency, adjusted for statutory reserve requirements, and (b) 50 basis points, plus, in each case, the applicable margin of 325 basis points per annum. The obligations under the New Senior Credit Facility are guaranteed by ATI Investment Sub, Inc. and its wholly owned domestic subsidiaries other than certain immaterial subsidiaries and other excluded subsidiaries. The obligations under the New Senior Credit Facility are secured by a first priority security interest in substantially all of Array Tech, Inc.’s and the guarantors’ existing and future property and assets, including accounts receivable, inventory, equipment, general intangibles, intellectual property, investment property, other personal property, material owned real property, cash and proceeds of the foregoing, subject to customary exceptions.

Loans under the New Revolving Credit Facility may be voluntarily prepaid in whole, or in part, in each case without premium or penalty. Loans under the New Term Loan Facility may be voluntarily prepaid in whole, or in part, in each case without premium or penalty (other than a 1% premium with respect to prepayments on account of certain “repricing events,” subject to exceptions, occurring within 12 months of the closing date of the New Senior Credit Facility to be determined), subject to certain customary conditions.

Subject to certain customary exceptions, the New Senior Credit Facility requires mandatory prepayments, but not permanent reductions of commitments thereunder, for excess cash flow, asset sales, subject to a right of reinvestment, and refinancing facilities.

The New Term Loan Facility amortizes in equal quarterly installments in aggregate annual amounts equal to 1.00% per annum of the original principal amount of the loans funded thereunder. There is no scheduled amortization under the New Revolving Credit Facility.

The New Senior Credit Facility contains affirmative and negative covenants that are customary for financings of this type, including covenants that restrict our incurrence of indebtedness, incurrence of liens, dispositions, investments, acquisitions, restricted payments, transactions with affiliates, as well as other negative covenants customary for financings of this type.

The New Revolving Credit Facility also includes a springing financial maintenance covenant that is tested on the last day of each fiscal quarter if the outstanding loans and certain other credit extensions under the New Revolving Credit Facility exceed 35% of the aggregate amount of commitments thereunder, subject to customary exclusions and conditions. If the financial maintenance covenant is triggered, the first lien net leverage ratio will be tested for compliance not to exceed 7.10 to 1.00.

The New Senior Credit Facility also includes customary events of default, including the occurrence of a change of control.

The foregoing description of the terms of the New Senior Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Senior Credit Facility, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2020, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective on such date. The Certificate of Incorporation and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Certificate of Incorporation and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Item 8.01 Other Events.

On October 14, 2020, the Company announced the pricing of the initial public offering of 47,500,000 shares of its Common Stock at a price to the public of $22.00 per share. The offering consists of 7,000,000 shares of Common Stock being sold by the Company and 40,500,000 shares of Common Stock being sold by ATI Investment Parent, LLC (the “Selling Stockholder”), which owned 100% of Common Stock prior to the offering. In addition, the Selling Stockholder granted the underwriters a 30-day option to purchase up to 7,125,000 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. A copy of the Company’s press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein in their entirety.

On October 19, 2020, the Company completed its initial public offering of Common Stock. The Company and the Selling Stockholder sold 54,625,000 shares of Common Stock, including 7,125,000 shares of Common Stock after the underwriters fully exercised their option to purchase additional Common Stock from the Selling Stockholder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Array Technologies, Inc., dated October 19, 2020

3.2	Amended and Restated Bylaws of Array Technologies, Inc., dated October 19, 2020

10.1	Registration Rights Agreement dated October 19 by and among Array Technologies, Inc. and certain holders identified therein

10.2	Credit Agreement, dated as of October 14, 2020, by and among Array Technologies, Inc., as borrower, ATI Investment Sub, Inc., as guarantor, Goldman Sachs Bank USA, as administrative agent and collateral agent, and the Lenders (as defined therein) from time to time party thereto.

99.1	Press Release of Array Technologies, Inc. dated October 14, 2020

99.2	Press Release of Array Technologies, Inc. dated October 19, 2020

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Array Technologies, Inc., dated October 19, 2020

3.2	Amended and Restated Bylaws of Array Technologies, Inc., dated October 19, 2020

10.1	Registration Rights Agreement dated October 19 by and among Array Technologies, Inc. and certain holders identified therein

10.2	Credit Agreement, dated as of October 14, 2020, by and among Array Technologies, Inc., as borrower, ATI Investment Sub, Inc., as guarantor, Goldman Sachs Bank USA, as administrative agent and collateral agent, and the Lenders (as defined therein) from time to time party thereto.

99.1	Press Release of Array Technologies, Inc. dated October 14, 2020

99.2	Press Release of Array Technologies, Inc. dated October 19, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

By:	/s/ Charlotte MacVane
Name:	Charlotte MacVane
Title:	General Counsel and Chief Legal Officer

Date: October 19, 2020